Exhibit 21.1
CLAIRE’S STORES, INC.
SUBSIDIARIES
FYE 2008

Name	Jurisdiction
BMS Distributing Corp.	Delaware
CBI Distributing Corp.	Delaware
Claire’s Accessories Spain, S.L.	Spain
Claire’s Austria GmbH	Austria
Claire’s Belgium B.V.B.A.	Belgium
Claire’s Boutiques, Inc.	Colorado
Claire’s Canada Corp.	Delaware
Claire’s France S.A.S.	France
Claire’s Germany GmbH	Germany
Claire’s Holding GmbH	Switzerland
Claire’s International Europe GmbH	Switzerland
Claire’s Netherlands B.V.	Netherlands
Claire’s Nippon Co., Ltd.	Japan
Claire’s Puerto Rico Corp.	Delaware
Claire’s Stores Canada Corp.	Canada
Claire’s Switzerland GmbH	Switzerland
Claire’s Accessories UK Ltd	United Kingdom
CSI Luxembourg S.a.r.l.	Luxembourg
RSI International Limited	Hong Kong
Claire’s Merchandising Corp.	Delaware
Sassy Doo!, Inc.	Delaware
WhiteClaire’s Acessorios Portugal, Unipessoal LDA.	Portugal
BMS Fashion Corp.	Cayman
CSC Limited Partnership	Alberta, Canada
Claire’s China Services	China
Claire’s Swiss Holdings LLC	Delaware
Claire’s (Gibraltar) Holdings Limited	Gibraltar
Claire’s Holdings S.a.r.l.	Luxembourg
Claire’s Distribution B.V.	Netherlands